EXHIBIT 10.1 - Aircraft Purchase Agreement - Kalitta Air (Redacted)

AIRCRAFT PURCHASE AGREEMENT

Dated as of November 24, 2010

Between

BALTIA AIR LINES, INC.

("Buyer")

and

KALIITA AIR, L.L.C.

("Seller")

One (1) Boeing 747-251B Aircraft, M/S/N 21705, Registration No. N623US

AIRCRAFT PURCHASE AGREEMENT

This Aircraft Purchase Agreemen4 dated as of November 24, 2010 (this "Agreement"), is entered into by and between Baltia Air Lines, Inc., a New York corporation, ("Buyer") and Kalitta Air, L.L.C., a Michigan limited liability company ("Seller").

RECITALS.

WHEREAS Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, one (1) used Boeing 747-251B airframe, bearing manufacturer's serial number 21705, and FAA Registration No. N623US, without engines, but with all available aircraft logs, historical maintenance records, technical manuals, data, inspection and modification records associated therewith in possession of Seller, as described on Exhibit A hereto and made a part hereof (the "Aircraft Documentation") (collectively, the "Aircraft").

NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained herein and for other good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Sale of Aircraft; Delivery of Aircraft; Transfer of Title to the Aircraft.

a. Sale of Aircraft. Seller hereby agrees to sell the Aircraft to Buyer, and Buyer hereby agrees to purchase the Aircraft from Seller, on the Closing Date, as defined herein.

b. Delivery of Aircraft. Upon Buyer's satisfaction of the conditions set forth below in Section 3(c) and Seller's satisfaction of the conditions set forth in Section 3{b), and upon Buyer providing Seller with copies of insurance certificates evidencing Buyer's compliance with its obligations under Section 8 (Insurance) of this Agreement, Seller shall deliver the Aircraft to Buyer and Buyer shall accept the Aircraft at Oscoda, Michigan {the "Delivery Location") in its "AS IS, WHERE IS" condition. Notwithstanding the Aircraft being in "AS IS, WHERE IS" condition, Seller agrees that the landing gear will have at least three (3) years time remaining to inspection in accordance with AD 90-25-05.

c. Transfer of Title to the Aircraft. On the Closing Date, title to the Aircraft shall be conveyed to Buyer free and clear of any and all liens, claims and encumbrances other than any liens, claims or encumbrances attributable to acts or events arising as a result of or in connection with Buyer's possession, use or operation of the Aircraft following Delivery of the Aircraft (collectively, "Excluded Claims").

d. Seller and Buyer agree to use reasonable efforts to minimize any sales, use or other taxes which may become due as a result of the delivery or sale of the Aircraft to Buyer and may mutually agree to have delivery in another location that would not impose a sales or use tax on the transaction contemplated herein.

2. Purchase Price

The purchase price for the Aircraft shall be One Million One Hundred Thousand (US$l, 100,000.00) (the "Purchase Price") which shall be payable as follows:

a. On or before the 3rdday of December, 2010, Buyer shall wire transfer the Purchase Price to the following account ("Seller's Account"):

Fifth Third Bank
1000 Town Center
Southfield, MI 48075
Tel: (248) 603-0493

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Account Name: Kalitta Air, LLC Ref: Aircraft N623US

3. Inspection and Acceptance

a. [Intentionally Omitted]

b. Buyer has completed all inspections of the Aircraft and confirmed that it meets the applicable delivery conditions. Buyer wilt deliver a Technical Acceptance Certificate in the form of Exhibit B hereto upon execution of this Agreement After delivery of the Technical Acceptance Certificate, Buyer waives all further claims as to the condition of the Aircraft, unless the Aircraft suffers a loss or physical damage prior to Delivery or if the Aircraft is not in the same condition on the Delivery Date as it was at the time the Technical Acceptance Certificate was executed.

4. Closing Date and Conditions Precedent to the Purchase.

b. The Closing Date shall take place on or before December 3.2010, or such other date which shall be mutually agreed upon by Seller and Buyer.

c. The obligations of Buyer on the Closing Date are subject to satisfaction on or before the Closing Date of the following conditions precedent with respect to the Aircraft:

i. Seller shall be in a position to furnish to Buyer title to the Aircraft free and clear of any and all liens, claims and encumbrances.

ii. No default by Seller of any of its obligations under the terms of this Agreement shall .exist with respect to the Aircraft (or would exist after giving effect to the transactions contemplated hereby or thereby to occur on the Closing Date).

iii. Seller shall have delivered an executed but undated FAA Bill of Sale and an executed but undated Warranty Bill of Sale, in the form attached hereto as Exhibit C with Scott McCreary, Esq. of McAfee & Taft, a professional corporations escrow agent (the "FAA Escrow Agent"), to be held by the FAA Escrow Agent pursuant to the terms and conditions of this Agreement.

c. The obligations of Seller on the Closing Date are subject to satisfaction on or before the Closing Date of the following conditions precedent with respect to the Aircraft:

i. Buyer shall have deposited the Purchase Price with Seller's Account in accordance with Paragraph 2(a) of this Agreement.

ii. Buyer shall be in compliance with Section 8 (Insurance) hereof. Seller acknowledges that Buyer has caused to be delivered to Seller certificates of insurance in form and substance satisfactory to Seller. Buyer warrants that the certificates of insurance will not be cancelled or modified prior to closing.

m. No default by Buyer of any of its obligations under the terms of this Agreement shall exist with respect to the Aircraft (or would exist after giving effect to the transactions contemplated hereby or thereby to occur on the Closing Date).

iv. Buyer shall have delivered to the FAA Escrow Agent an executed but undated Delivery Receipt for the Aircraft in the form set forth in Exhibit D attached hereto.

d. Upon satisfaction of each of the conditions set forth in Sections 3(b)-3(c), the FAA Escrow Agent shall date and release the FAA Bill of Sale and the Warranty Bill of Sale to Buyer and date and release the Aircraft Delivery Receipt to Seller.

5. Destruction of the Aircraft Prior to the Closing Date.

In the event of an actual total loss of the Aircraft prior to the Delivery, or in the event the Aircraft is damaged prior to the Delivery and said damage is not repaired within sixty (60) days thereafter, this transaction shall be terminated, in which event this Agreement shall be at an end, the Purchase Price shall be returned to Buyer, and neither party shall have any claim against the other with respect to the Aircraft. In the event the Aircraft or any part thereof is damaged or destroyed after delivery of the Aircraft to Buyer and prior to the Closing Date, Buyer shall remain obligated to purchase the Aircraft at the original Purchase Price.

6. Disclaimer of Warranties.

a. Seller warrants that upon satisfaction of each of the conditions set forth in Section

3(c) with respect to the Aircraft, Seller shall deliver to Buyer a Bill of Sale duly vesting in Buyer good title to the Aircraft, free and clear of all liens, claims and encumbrances but specifically excluding the Excluded Claims.

NOTWITHSTANDING ANY OF THE OTHER PROVISIONS OF THJS AGREEMENT, THE AIRCRAFT PURCHASED HEREUNDER IS BEING PURCHASED IN "AS IS, WHERE IS" CONDITION, AND, EXCEPT AS TO .SELLER'S TITLE TO THE AJRCRAFT, SELLER MAKES NO EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND Either EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT OR ANY PARTS THEREOF, OR WITH RESPECT TO THE AIRCRAFT DOCUMENTATION PERTAINING THERETO, DELIVERED OR TRANSFERRED HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OR REPRESENTATION REGARDING THE AIRWORTHINESS, SERVICEABILITY, DELIVERY CONDITIONS, VALUE, DESIGN, OPERATION, COMPLIANCE WITH SPECIFICATION, CONSTRUCTION, PERFORMANCE, OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE AIRCRAFT OR THE COMPLETENESS OR ACCURACY OF THE AIRCRAFT DOCUMENTATION, AND BUYER WAIVES AND RELEASES ALL OTHER WARRANTIES, GUARANTEES, DELIVERY CONDITIONSOR LIABILITIES, EXPRESSED OR IMPLIED, ARISING BYLAW OR OTIIERWJSE (INCLUDING WITIIOUT LIMITATION, ANY OBLIGATION OF SELLER WITII RESPECT TO DIRECT OR CONSEQUENTIAL DAMAGES), AND WHETHER OCCASIONED BY SELLER'S NEGLIGENCE OR ARISING FROM STRICT LIABILITY 1N TORT. SELLER FURTHER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (A) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (B) OF FREEDOM OF THE AIRCRAFT FROM ANY RIGHTFUL CLAIM BY WAY OF PATENT INFRINGEMENT OR THE LIKE, AND (C) OF THE ABSENCE OF LA1ENT OR OTHER DEFECTS, WHETHER OR NOT DISCERNIBLE.

1. c. NOTWITHSTANDING ANYTHING TO THE FOREGOING IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE AND EACH PARTY EXPRESSLY AGREES TO WAIVE, RELEASE AND HOLD HARMLESS THE OTHER FOR SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

7. Representations.

a. Authority of Buyer and Seller. Seller and Buyer each represents to the other that it has full power, authority and legal right to enter into and perform this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on each party's behalf, does not require any approvals or consents and does not contravene any law binding on either party or contravene any agreement to which either is a party or by which it is bound, or any law, governmental rule, regulation or order. Neither party is a party to any agreement or instrument or subject to any charter or other restriction which will adversely affect its ability to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby requires the consent or approval or the giving of notice to or the registration with, or the taking of any other action in respect of, any United States or foreign government authority or agent. This Agreement constitutes a legal, valid and binding obligation;enforceable in accordance with the terms hereof.

b. No Broker. Seller and Buyer represent to each other that no agent, broker or other third party has procured or otherwise participated to any extent in any negotiations nor is entitled to any compensation therefore. Each party shall be responsible for and shall indemnify and hold the other party harmless from and against any and all claims, demands, liabilities, damages, Losses and judgment arising out of its own involvement with or negotiations with or in respect to any agent, broker or other third party as a result of this transaction.

8. Indemnification

Buyer agrees to indemnify, reimburse, defend and hold harmless Seller from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney's fees and other reasonable costs and expenses in connection herewith or therewith, which arise and/or accrues after Delivery of the Aircraft(any and all of which are hereafter referred to as "Claims"), which in any way may result from, pertain to or arise in any manner out of: (1) the Aircraft or the breach of any representation, warranty or covenant made by Buyer hereunder; or (2) the condition, purchase, disposition or use, maintenance or operation of the Aircraft either in the air or on the ground after Delivery; or (3) any defect in the Aircraft (whether or not discovered or discoverable by Buyer or Seller) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Buyer, and regardless of where the Aircraft may then be located; or (4) any transaction, approval, or document contemplated by this Agreement or given or entered into in connection herewith; provided, however, that Buyer shall not indemnify Seller for any Claims caused by the willful misconduct or gross negligence of Seller or for injury or death to Seller's employees occurring during the course of their employment.

9. Insurance.

Effective upon delivery of the Aircraft to Buyer, Buyer shall maintain, or cause to be maintained, with respect to the Aircraft, comprehensive airline liability insurance, including war risk insurance, and covering bodily injury (including passengers) and property damage liability, baggage, cargo and mail liability (including product liability and completed operations) insurance, with all such insurance coverage issued by financially sound and internationally-recognized and reputable insurance earners. This insurance must include a specific contractual liability endorsement covering Buyer's indemnification responsibilities under this Agreement, at no cost to Seller with limits of at least $500,000,000 U.S. Dollars per occurrence (except for products and personal injury liability coverage which will be in the aggregate). Such insurances shall (1) name Seller and its officers, employees, agents and representatives as additional insureds, (2) contain a waiver of subrogation clause in favor of such additional insureds, excepting therefrom losses resulting from the gross negligence or willful misconduct of Seller, (3) contain a standard severability of interest and cross-liability clause, (4) contain a provision requiring Buyer's insurers to provide the additional insureds with a written notice of any cancellation or adverse material change in such insurance and such cancellation shall not be effective for thirty (30) days, seven (7) days in the case of war risk or allied perils, after written notice of such cancellation or adverse material change is received by the additional insureds, and (5) the additional insureds, at their or its option, may pay any premium or premium installment (which sums shall be immediately reimbursed by Buyer to Seller) within thirty (30) days of notice of cancellation without any lapse of coverage. Except as otherwise set forth above with respect to war risk insurance, the insurance to be maintained under this Section with respect to the Aircraft shall remain in full force and effect for two (2) years from the Closing Date.

10. Taxes.

The Purchase Price for the Aircraft

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

The parties further agree to furnish each other with such documents and certificates as they may reasonably request in connection with any claims of exemptions from the payment of any taxes, assessments or other fees. If reasonably requested by Buyer in writing, Seller shall, at its option, contest or permit Buyer to contest the amount or applicability of such tax(es), at Buyer's expense. Seller and Buyer agree to use reasonable efforts to minimize any sales, use or other taxes which may become due as a result of the sale of the Aircraft.

11. Assignment of Manufacturer's Warranties

Upon delivery of the Aircraft, Seller shall, to the extent possible, grant to Buyer the rights and benefits of any warranties of manufacturers,which may exist at that time in favor of Seller with respect to the Aircraft and the Engines. Seller shall execute and deliver the appropriate instruments and documents and do whatever else is reasonably necessary to secure such rights in favor of Buyer.

12. Excusable Delay.

Neither party shall be liable to the other nor deemed to be in default on account of any delay in the delivery of the Aircraft, or in the performance of any other act to be performed by such party under this Agreement, beyond such party's control and not occasioned by its fault or negligence, including, by way of illustration and not of limitation, acts of God or the public enemy, acts of government, civil war, insurrection or riots,fires, floods, explosions, earthquakes or other casualties, inability to obtain or delays in delivery of necessary parts or material, strikes, labor troubles causing cessation, slowdown or interruption of work or the repair of damage for which such party may be responsible hereunder, provided, however, that should any such delay exceed sixty (60) days after the Closing Date, either party shall have the option on written notice of canceling its obligations hereunder.

13. Governing Law; Service of Process:Waiver of Jury Trial.

a. This Agreement shall be governed by, and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by,the laws of the State of Michigan and the United States of America, without any reference to any conflict of law provisions thereof.

b. Any Lawsuit arising out of this Agreement will be litigated in the Circuit Court for Washtenaw County, Michigan, or, if original jurisdiction can be established, in the United States District Court for the Eastern District of Michigan. The parties expressly submit to the jurisdiction of Michigan courts. In the event of any legal proceedings arising out of or relating to this Agreemen4Seller and Buyer agree and consent to service of process by any means allowed by Jaw, including but not limited to mail delivery or any other manner of service which provides for actual receipt and return of service and/or any other method or procedure allowed by law. Process may be served upon any officer, director, employee or agent of the parties, or any other individual authorized by law.

d. THE PARTIES HERETO HEREBY WAIVE THE RIGIIT TO TRIAL BY JURY AS TO ANY CLAIMS ARISING OUT OF OR IN CONNECTION WITH TH1S AGREEMENT.

14. Miscellaneous.

a. Assignment. Neither party shall assign this Agreement or any right or obligation hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, that any party may assign this Agreement to an affiliate of such party without consent, but the assigning party will remain obligated hereunder as though no such assignment had been made.

b. Waiver. Either party may, by written notice executed by their duly authorized officers, waive any right or power accruing to it hereunder but no delay or failure on the part of either party hereto to exercise any right or remedy shall operate as a waiver thereof, any right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of either party of performance of any term, covenant or condition of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude such party from thereafter demanding performance thereof in accordance with the terms hereof.

c. Notices. All notices and other communications hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or sent by telex or telecopier, addressed (a) if to Buyer,at the following addresses:

Baltia Air Lines, Inc. JFK Airport Terminal 4
Room 262.089
Jamaica, NY 11430
Attn: Igor Dmitrowsky
Tel:(718) 244-8880
Fax:(718) 244-8882

or at such other address for such purpose as Seller shall have furnished to Buyer in writing, or (b) if to Seller, at the following address:

KALIITA AIR, L.L.C. 818 Willow Run Airport
Ypsilanti, Michigan 48198
Attn: Mr. Eric Couvreur
Telephone:(734) 544-7020
Fax:(734)544-5008

with a copy to:

Kelsey Law Group, P.C.
2395 S. Huron Parkway
Suite 200
Ann Arbor, Michigan 48104
Attn: George W. Kelsey
Telephone:(734) 973-1222
Fax:(734) 973-1223

d. Headings. The headings of the Sections herein are for convenience only and shall not affect the construction hereof.

e. Written Changes Only. No term or provision of this Agreement may be changed or waived orally,but only by an instrument in writing signed by both parties hereto.

f. Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

g. Integration. This Agreement is the complete and exclusive agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, agreements, representations, statements, negotiations and undertakings.

h. Expenses. Each party shall bear its own expenses in connection with this transaction, including costs of counsel and other fees and expenses associated therewith.

i. Counterparts. This Agreement may be executed in counterparts, all of such executed counterparts together constituting one and the same Agreement. Signatures transmitted by facsimile shall be sufficient to constitute execution by the parties hereto.

j. Confidentiality The parties agree to keep the terms and conditions of this Agreement confidential except as it relates to such information required for financing of the Aircraft by Buyer and participants in financing offered by Seller and as reasonably necessary or required, to auditors, regulators, the courts and similarly situated persons or entities.

IN WITNESS WHEREOF, Seller and Buyer have caused this Aircraft Purchase Agreement to be executed by their respective officers as of this 24th day of November, 2010.

SELLER:

KALITTA AIR, L.L.C.

Name: Conrad Kalitta
Title: President

BUYER:

BALTIA AIR LINES, INC.

Name Igor Dmitrowsky
Title: President

EXHIBIT A

AIRCRAFT DOCUMENTATION

Airframe

1. Aircraft Maintenance Manual (AMM)

2. Aircraft illustrated Parts Catalog (lPC)

3. Aircraft Wiring Diagram Manual (WDM)

4. Aircraft Weight and Balance Manual (WBM)

5. Aircraft Weight and Balance Report

6. Aircraft Historical Flight Logs

7. Aircraft Historical Maintenance Records

8. Aircraft Engineering Order (EO) Completion List

9. Aircraft EOs Confirming AD Compliance

10.Aircraft Service Bulletin (SB) File List

11. Aircraft Time Log (ACTL) Report (includes Aircraft, Engines, and Components)

12.Aircraft Life Limited Parts Records,including back to birth traceability on all LLPs, ine case,if and to the extent that such. records remain in Seller's possession

13.Aircraft Accessories (Time/Cycle Controlled) Records

14.Aircraft Airworthiness Directive (AD Status Report)

15.Operator's Flight Manual (AFM)

16. Copy of all Engineering Orders pertaining to the Aircraft

The above documents are provided as they were provided to Kalitta from previous owner.

EXHIBIT B

TECHNICAL ACCEPTANCE CERTIFICATE

This Technical Acceptance Certificate is given, on and as of the date set forth below, by Baltia Air Lines, Inc. ("Buyer") to Kalitta Air, L.L.C. ("Seller") pursuant to the Aircraft Purchase Agreement dated as of November 24, 2010 between Buyer and Seller (hereinafter referred to as the 11Agreement:'terms used herein being used as defined in the Agreement):

Buyer hereby indicates and confirms to Seller, its successors and assigns, that Buyer has, at 11 o'clock a.m. EST on this 24th day of November, 2010, completed its inspection of and accepted for purposes of technical compliance with the terms of the Agreement, the following Aircraft relating thereto:

One (1) Boeing 747-251B airframe (in "AS IS, WHERE IS" condition), bearing manufacturer's serial number 21705, and FAA Registration No. N623US, without engines, but with all available aircraft logs, historical maintenance records, technical manuals; data, inspection and modification records associated therewith in possession of Seller.

Baltia Air Lines, Inc.

/signed/
Title: President

EXHIBIT C

WARRANTY BILL OF SALE

For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, KALIITA AI L.L.C.("Seller"), owner of the full legal and beneficial title of the item described below:one (I) used Boeing 747-2518 airframe (in "AS IS, WHERE IS"condition), bearing manufacturer's serial number 21705, and FAA Registration No. N623US, without engines, but with all available aircraft logs, historical maintenance records, technical manuals, data, inspection and modification records associated therewith in possession of Seller (collectively, the "Aircraft") does hereby sell, grant, transfer and deliver all its full legal and beneficial title, title rights and interest in and to said Aircraft unto BALTIA AIR LINES, INC. "BUYER"), and its successors and assigns to have and to hold said Aircraft forever. This Warranty Bill of Sale is made pursuant to that certain Aircraft Purchase Agreement made the 24th day of November, 2010, by and between Seller and BUYER ("Purchase Agreement"). to which reference is made and which sets forth the rights, obligations and limitations of the parties. Seller hereby warrants to BUYER, its successors and assigns, that there is hereby conveyed o BUYER on the date hereof, good title to the Aircraft, free and clear of any and all liens, claims nd encumbrances, other than Excluded Claims, as defined in the Purchase Agreement, and Seller ill warrant and defend such title forever against such claims. This Bill of Sale is governed by the laws of the State of Michigan.

IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be executed by its respective officer this ___ day of 2010.

Seller:

KALITTA AIR, L.L.C.

Name: Conrad Kalitta
Title: President

EXHIBIT D

AIRCRAFT DELIVERY RECEIPT

The undersigned, on behalf of, and as the duly authorized agent of BALTIA AJR LINES, INC. ("Buyer"), hereby acknowledges receipt from KALITIA AIR, L.L.C. ("Seller"), of the delivery to Buyer at this day of 2010, of the following:

one (1) used Boeing 747-251B airframe (in "AS IS, WHERE IS"condition), bearing manufacturer's serial number 21705, and FAA Registration No. N623US, without engines, but together with all available aircraft logs, historical maintenance records, technical manuals, data, inspection and modification records associated therewith in possession of Seller, as described on Exhibit A of the Aircraft Purchase Agreement ("Purchase Agreement"), dated as of the 24th day of November, 2010 between Seller and Buyer (the "Aircraft Documentation") (collectively, the "Aircraft"). in accordance with the terms of the Aircraft Purchase Agreement.

Execution of this Delivery Receipt is further acknowledgment of Seller's full compliance with its contractual obligations set forth in the Purchase Agreement.

Buyer's execution of this delivery receipt constitutes Buyer's acknowledgment that notwithstanding any of the other provisions of the Purchase Agreement, the Aircraft purchased hereunder is being purchased in "as is, where is" condition, and, except as to Seller's title to the Aircraft, Seller makes no express warranties or representations of any kind either express or implied, statutory or otherwise, with respect to the Aircraft or any part thereof, or with respect to the Aircraft and Engine Documentation pertaining thereto, delivered or transferred hereunder, including but not limited to any warranty or representation regarding the airworthiness, serviceability, delivery conditions, value, design, operation, compliance with specification, construction, performance, or fitness for any particular purpose whatsoever of the Aircraft or the completeness or accuracy of the Aircraft and Engine Documentation, and Buyer waives and releases all other warranties, guarantees, delivery conditions, or liabilities, expressed or implied, arising by law or otherwise (including without limitation, any obligation of Seller with respect to direct or consequential damages), and whether occasioned by Seller's negligence or arising from strict liability in tort. Seller further disclaims any express or implied warranty (a) arising from course of performance, course of dealing or usage of trade, (b) of freedom of the Aircraft from any rightful claim by way of patent infringement or the like, and (c) of the absence of latent or other defects, whether or not discernible.

N WITNESS WHEREOF, Buyer has caused this Aircraft Delivery Receipt to be executed by its respective officer this day of December 2010.

BUYER:
BALTIA AIR LINES,INC.

By: /signed/

Name: Igor Dmitrowsky
Title: President